Exhibit 99.1


COMVERSE TECHNOLOGY TO DELAY 10-K FILING; RESTATEMENT RELATED TO STOCK-BASED COMPENSATION EXPECTED

NEW YORK, NY,      April 17, 2006

Comverse Technology, Inc. (NASDAQ: CMVT) today announced that, as a result of the ongoing review relating to the Company's stock option grants, it will be filing a Form 12b-25 with the Securities and Exchange Commission (the "SEC") indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 will not be filed on its due date of April 17, 2006. The Company will not seek a 15-day filing extension because it does not believe it could file the Annual Report by the end of the extension period.

Restatement Related to Stock-Based Compensation Expected

As previously announced on March 14, 2006, the Company's Board of Directors created a special committee (the "Special Committee") composed of outside directors to review matters relating to the Company's stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The Special Committee is being assisted by independent outside legal counsel and accounting experts. At this time, the Special Committee has not completed its work or reached final conclusions and is continuing its review. The Special Committee has, however, reached a preliminary conclusion that the actual dates of measurement for certain past stock option grants for accounting purposes differed from the recorded grant dates for such awards. As a result of changes in measurement dates, the Company expects to record additional non-cash charges for stock-based compensation expenses in prior periods. Based on the Special Committee's preliminary conclusion, the Company expects that (i) such non-cash charges will be material and (ii) the Company will need to restate its historical financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003, 2002 and 2001 and for the first three quarters of the fiscal year ended January 31, 2006. Such charges could also affect prior periods. On April 14, 2006, the Audit Committee of the Company's Board of Directors concluded that such financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon.

Any such stock-based compensation charges would have the effect of decreasing the income from operations, net income and retained earnings figures contained in the Company's historical financial statements. The Company does not expect that the anticipated restatements would have a material impact on its historical revenues, cash position or non-stock option related operating expenses.

The Company notified The NASDAQ Stock Market that it expects not to be in compliance with the NASDAQ requirements for continued listing under NASDAQ Marketplace Rule 4310(c)(14) that requires the Company to make on a timely basis all required filings with the SEC. The Company expects that it will receive a Staff Determination letter from The NASDAQ Stock Market indicating that, due to its noncompliance with NASDAQ Marketplace Rule 4310(c)(14), its common stock would be delisted unless the Company requests a hearing in accordance with the NASDAQ Marketplace Rules. If the Company receives such a Staff Determination Letter, the Company intends to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. Under NASDAQ Marketplace Rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the NASDAQ Listing Qualification Panel.

The Company intends to issue results for its fourth quarter and the fiscal year ended January 31, 2006, file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and file any financial statements required to be restated as soon as practicable after the completion of the Special Committee's review.

ABOUT COMVERSE TECHNOLOGY

Comverse Technology, Inc. (NASDAQ: CMVT), through its Comverse business unit, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total

CommunicationSM portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 450 communication and content service providers in more than 120 countries use Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. Other Comverse Technology business units include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company. For additional information, visit the Comverse Technology website at www.cmvt.com.

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

Note: This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; risks associated with the Company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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CONTACTS:
Investors/Business Press:
Paul D. Baker
Comverse Technology, Inc.
One Huntington Quadrangle
Third Floor
Melville, New York 11747
(516) 677-7226